CORPORATE GUARANTY


         This Guaranty dated as of May 1, 1997, is made by the undersigned ("Guarantor"), in favor of FINOVA CAPITAL CORPORATION, a Delaware corporation, having an office at 95 North Route 17 South, Paramus, New Jersey 07652 ("Lender").

                              W I T N E S S E T H :

         WHEREAS, contemporaneously herewith, Bell Technology Group, Ltd., a Delaware corporation ("Debtor"), and Lender have entered into a certain Loan and Security Agreement of even date herewith (as the same may from time to time be amended, modified or supplemented, referred to as the "Loan Agreement") and the other Loan Documents (all capitalized terms used in this Guaranty which are not defined herein, but which are defined in the Loan Agreement, shall have the respective meanings ascribed thereto in the Loan Agreement), pursuant to which Lender has agreed to make a loan to Debtor in the principal sum of Eight Hundred Seventy-Three Thousand Six Hundred Nine and 79/100 Dollars ($873,609.79) (the "Loan");

         WHEREAS, the Loan is or will be evidenced by a certain promissory note of Debtor (as the same may from time to time be amended, modified or supplemented, referred to as the "Note") in the principal sum of the Loan;

         WHEREAS, Guarantor is a subsidiary of Debtor and will derive direct and indirect benefits from the Loan; and

         WHEREAS, in order to induce Lender to execute the Loan Agreement and the other Loan Documents and to make the Loan and to further induce Lender to make future loans and financial accommodations to Debtor, in Lender's sole and absolute discretion, Guarantor has agreed to execute and deliver this Guaranty;

         NOW, THEREFORE, Guarantor agrees as follows:

1.       GUARANTY.

         (a) Guarantor absolutely and unconditionally guarantees the prompt payment and satisfaction, when due, of all indebtedness, liabilities and Obligations of Debtor to Lender, of every kind and nature, however arising (including, without limitation, under indemnities), and whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and Obligations of Debtor to Lender under, in connection with or arising out of the Loan, the Loan Agreement, the Note and the


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other Loan Documents (hereinafter collectively called the "Indebtedness").

         (b) Guarantor absolutely and unconditionally guarantees the prompt, full and faithful performance and discharge by Debtor of each and every term, condition, agreement, representation, warranty and provision on the part of Debtor contained in the Loan Agreement, the Note and the other Loan Documents or in any modification, amendment, supplement or substitution thereof or in any document or instrument evidencing a financial accommodation between Lender and Debtor.

         (c) Guarantor shall, on demand, reimburse Lender for all expenses, collection charges, court costs and attorneys' fees incurred by Lender in endeavoring to collect or enforce any of Lender's rights and remedies against Debtor and/or Guarantor or any other person or concern liable thereto.

         (d) Guarantor shall absolutely and unconditionally guarantee to pay all of the foregoing amounts and perform all of the foregoing terms, covenants and conditions, regardless of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and notwithstanding that any part or all of the Loan Documents or any financial accommodation shall be void or voidable as against Debtor or any of Debtor's creditors, including a trustee in bankruptcy of Debtor, by reason of any fact or circumstances including, without limitation, failure by any person to file any document or to take any other action to make any of the Loan Documents or any other financial accommodation enforceable in accordance with their respective terms. Guarantor also agrees that Guarantor's obligations hereunder shall not be relieved in the event Lender fails to protect or otherwise impairs any collateral, whether as a result of Lender's negligence or otherwise.

2.       WAIVERS BY GUARANTOR.

         (a) Guarantor waives notice of acceptance hereof and of all notices and demands of any kind to which Guarantor may be entitled including, without limitation, all demands of payment and notice of nonpayment, protest and dishonor to Guarantor, or Debtor, or the makers or endorsers of any notes or other instruments for which Guarantor is or may be liable hereunder. Guarantor further waives notice of and hereby consents to any agreement or arrangement for subordination, composition, arrangement, discharge or release of the whole or any part of Debtor's obligations under the Loan Agreement or any other Loan Documents or financial accommodation, or release of other guarantors, or for compromise of any sums due in any way whatsoever; and the same shall in no way impair Guarantor's liability hereunder.

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         (b) Guarantor waives any right to require Lender to: (i) proceed against Debtor; (ii) proceed against or exhaust any security held by Lender of Debtor or otherwise; or (iii) pursue any other remedy which Lender may have, including against any other guarantor of Debtor's obligations to Lender.

         (c) Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Guarantor may now or hereafter have against Debtor or any person directly or contingently liable for the obligations guaranteed hereunder, or against or with respect to Debtor's property (including, without limitation, property collateralizing the obligations guaranteed hereunder), arising from the existence or performance of this guaranty. If any amount is paid to Guarantor on account of any subrogation or other rights waived hereunder at any time when all of the Indebtedness or Obligations have not been paid in full, such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lender to be applied in whole or in part by Lender against the outstanding Obligations, whether matured or unmatured, and all such other sums guaranteed hereunder.

         (d) GUARANTOR WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON. GUARANTOR ALSO WAIVES THE BENEFIT OF ANY STATUTE OF LIMITATIONS AFFECTING GUARANTOR'S LIABILITY HEREUNDER OR THE ENFORCEMENT THEREOF.

3. GUARANTOR'S PROPERTY AS SECURITY FOR GUARANTY. All sums at any time to Guarantor's credit and any of Guarantor's property at any time in Lender's possession shall be deemed held by Lender as security for any and all of Guarantor's obligations to Lender hereunder.

4. SUBORDINATION. Any and all present and future indebtedness and obligations of Debtor to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future indebtedness and obligations of Debtor to Lender.

5. PRIMARY NATURE OF GUARANTY. The liability of Guarantor is present, absolute, unconditional, continuing, primary, direct and independent of the obligations of Debtor. Nothing shall discharge or satisfy Guarantor's liability hereunder except the full performance and payment of all of Debtor's Obligations to Lender, with interest. Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of Debtor. This Guaranty will continue to be effective until Debtor no longer has any Obligations to Lender and will be reinstated, if at any time after a payment is made to Lender, or any successor or assignee of Lender, such payment is rescinded or

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must be returned upon the insolvency, bankruptcy or reorganization of Debtor,
Guarantor or otherwise, as if such payment had never been made.

6. EVENTS OF DEFAULT. If Guarantor or Debtor should at any time become insolvent or make a general assignment for the benefit of creditors, or if a proceeding shall be commenced by, against or in respect of Guarantor or Debtor under the Federal Bankruptcy Code or any state insolvency law, or if any individual Guarantor dies, any and all of Guarantor's obligations under this Guaranty shall, at Lender's option, forthwith become due and payable without notice.

7. CONTINUING NATURE OF GUARANTY. This is a continuing guaranty. This instrument shall continue in full force and effect until terminated by the actual receipt by Lender, of written notice of termination from Guarantor. Such termination shall be applicable only to transactions having their inception thereafter, and rights and obligations arising out of transactions having their inception prior to such termination shall not be affected.

8. COVENANTS OF GUARANTOR. Guarantor represents that all financial and oher information furnished to Lender was, at the time of delivery, true and correct. Guarantor agrees to provide Lender with annual financial statements within ninety (90) days after the end of each calendar year and copies of all tax returns within thirty (30) days after the same are delivered to the Internal Revenue Service (each satisfactory in form and prepared by accountants satisfactory to Lender) and such other financial, credit or other information as Lender reasonably requests until all Obligations of Debtor to Lender are paid in full.

9. NO WAIVER BY LENDER. No failure, omission or delay on the part of Lender in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of the Loan Documents or any financial accommodations, either against Debtor or any other person liable therefor, shall operate as a waiver of any such right or shall, in any manner, prejudice the rights of Lender against Guarantor.

10. CUMULATIVE REMEDIES. All of Lender's rights, remedies and recourse under the Loan Documents or any financial accommodations or this Guaranty, are separate and cumulative and may be pursued separately, successively or concurrently, are non-exclusive and the exercise of any one or more of them, shall in no way limit or prejudice any other legal or equitable right, remedy or recourse to which Lender may be entitled.

11. MODIFICATIONS. No provision hereof shall be modified or limited, except by a written agreement expressly referring hereto

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and to the provision so modified or limited, and signed by Guarantor and Lender.

12. MERGER. This writing is intended by the parties as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term used in this agreement of guaranty.

13. SEVERABILITY. In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14. NOTICES. Any notice required hereunder shall be in writing, and shall be deemed to have been validly served if delivered by overnight courier, such as Federal Express, with proper postage prepaid, or by hand and addressed to the party to be notified at the address of such party set forth in this Guaranty or to such other address as each party may designate for itself by like notice. Such notice shall be deemed received, if sent by overnight courier, the next day, and if sent by hand, upon delivery.

15. GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN DELIVERED AT AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

16. VENUE. GUARANTOR IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST GUARANTOR UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, MAY BE BROUGHT IN ANY COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. GUARANTOR, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING, AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN THIS GUARANTY. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. GUARANTOR SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF

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ARIZONA UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF
ARIZONA. NOTHING IN THIS GUARANTY SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER
PERMITTED BY LAW.

17. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of Lender, its successors and assigns and shall be binding on Guarantor and Guarantor's heirs, administrators, estate, executors, successors and assigns; provided, however, that Guarantor may not assign or delegate any of its obligations contained in this Guaranty. Guarantor hereby consents to Lender's sale, assignment, transfer or other disposition at any time or times hereafter, of this Guaranty, or any portion hereof, including, without limitation, Lender's rights, title, interests, remedies and/or duties hereunder.

IN WITNESS WHEREOF, the undersigned Guarantor has duly executed this Guaranty on the date first above set forth.


WITNESS:                                   PFM COMMUNICATIONS, INC.


Betsy E. Edelstein                         By:    Robert Bell
                                           Title: Executive Vice President

                                           Address:

                                           295 Lafayette Street
                                           New York, New York 10012



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                                 ACKNOWLEDGMENT



STATE OF NEW YORK                   )
                                    )ss.:
COUNTY OF NEW YORK                  )



         On this 1st day of May, 1997, before me personally came Robert Bell, to me known, who being by me duly sworn, did depose and say that he resides at 295 Lafayette Street, New York, New York 10012, that he is the Executive Vice President of PFM Communications, Inc., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.



                                                             Paul Asher
                                                             Notary Public